                                                                    EXHIBIT 2.0

                             WRT ENERGY CORPORATION

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                as Warrant Agent

                               WARRANT AGREEMENT

                           Dated as of July 10, 1997

                               TABLE OF CONTENTS


                                                                     Page
WARRANT AGREEMENT
  Section 1.  Appointment of Warrant Agent.............................1
  Section 2.  Warrant Certificates.....................................1
  Section 3.  Execution of Warrant Certificates........................2
  Section 4.  Registration and Countersignature........................2
  Section 5.  Registration of Transfers and Exchanges..................3
  Section 6.  Terms of Warrants; Exercise of Warrants..................4
  Section 7.  Payment of Expenses, Taxes and Governmental Charges......6
  Section 8.  Mutilated or Missing Warrant Certificates................6
  Section 9.  Reservation of Warrant Shares............................7
  Section 10. Obtaining Stock Exchange Listings........................7
  Section 11. Exercise Price and Exercise Quantity.....................7
  Section 12. Adjustment of Exercise Quantity..........................7
     (a)  Adjustment for Change in Capital Stock.......................7
     (b)  Adjustment for Rights Issue..................................8
     (c)  Adjustment for Other Distribution............................9
     (d)  Adjustment for Common Stock Issue............................10
     (e)  Adjustment for Convertible Securities Issue..................10
     (f)  Current Market Price.........................................11
     (g)  Consideration Received; Occurrence of Transactions...........11
     (h)  When De Minimis Adjustment May be Deferred...................12
     (i)  Notice of Adjustment.........................................13
     (j)  Notice of Certain Transactions...............................14
     (k)  Reorganization of the Company................................14
     (l)  Warrant Agent's Disclaimer...................................14
     (m)  When Adjustment is not Required..............................15
     (o)  Form of WRT Warrants and Warrant Certificates................15
     (p)  Readjustment of Exercise Quantity............................15
  Section 13. Fractional Interests.....................................15
  Section 14. Notices to Warrant Holders...............................16
  Section 15. Merger, Consolidation or Change of Name of
              Warrant Agent............................................17
  Section 16. Warrant Agent............................................18
  Section 17. Change of Warrant Agent..................................19
  Section 18. Notices to the Company and Warrant Agent.................20
  Section 19. Supplements, Amendments and Modifications................21
  Section 20. Successors...............................................22
  Section 21. Termination..............................................22
  Section 22. Return of Unclaimed Cash or Property.....................22
  Section 23. Governing Law............................................23
  Section 24. Benefits of this Warrant Agreement.......................23
  Section 25. Agreement of Warrant Holders.............................23
  Section 26. Titles and Headings......................................24
  Section 27. Certain Interpretive Matters.............................24
  Section 28. Entire Agreement.........................................24

  Section 29. Severability.............................................24
  Section 30. Counterparts.............................................24
  Section 31. Determinations of the Company's Board of Directors.......24
  Section 32. Glossary of Terms........................................24
     {Form of Warrant Certificate}....................................A-1
     {Form of Warrant Certificate}....................................A-3
     FORM OF ELECTION TO PURCHASE.....................................A-5
     FORM OF ASSIGNMENT...............................................A-6

                               WARRANT AGREEMENT

          WARRANT AGREEMENT (the "Warrant Agreement"), dated as of July 10, 1997, by and between WRT Energy Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"). Unless the context requires otherwise, capitalized terms used herein without definition shall have the same meanings specified in the Plan.

                                  WITNESSETH:

          WHEREAS, the Company proposes to issue, pursuant to the Debtor's and DLBW's Second Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated March 11, 1997, as amended (the "Plan"), up to 1,163,400 (the "Warrant Amount") WRT Warrants, as hereinafter described (the "WRT Warrants"), to purchase shares of WRT Common Stock, $0.01 par value per share, of the Company (the WRT Common Stock issuable on exercise of the WRT Warrants being referred to herein as the "Warrant Shares");

          WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below in Section 2) and other matters as provided herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

          Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company and the Warrant Holders (as defined in Section 4) in accordance with the terms and conditions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates (as defined in Section 2) and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All terms and provisions with respect to such powers and authority contained in the Warrant Certificate are subject to and governed by the terms and provisions hereof.

          Section 2. Warrant Certificates. The certificates evidencing the WRT Warrants (the "Warrant Certificates") to be delivered pursuant to this Warrant Agreement shall be in registered form, substantially as set forth in Exhibit A attached hereto. The Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other trading system including, but not limited to, the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System, on which the WRT Warrants may be listed or quoted, or to conform to usage.

          Section 3. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any present or future Chairman of the Board, President or Vice President and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          (b) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

          Section 4. Registration and Countersignature. (a) The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register (the "Warrant Register") as they are issued by the Company. The Warrant Register shall show the names and addresses of the respective holders of the Warrant Certificates (individually, a "Warrant Holder" and collectively, the "Warrant Holders") representing such Warrant Holders' ownership of WRT Warrants, the number of WRT Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates. The Warrant Register shall be kept at the office of the Warrant Agent designated for such purpose and shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.





                                    (PAGE 2)

          (b) Subject to the limitations set forth in subsection (c) below, Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrant Certificates entitling the Warrant Holders thereof to purchase the Warrant Shares and shall countersign and deliver Warrant Certificates as otherwise provided in this Warrant Agreement.

          (c) A number of Warrant Certificates up to the Warrant Amount may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter, evidencing the right to receive an aggregate number of Warrant Shares equal to the Warrant Amount. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued upon registration of transfer or in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided.

          (d) In case at any time the name of the Warrant Agent shall be changed (including by operation of Section 15) and at such time any of the Warrant Certificates shall be countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Certificates either in its prior name or in its changed name and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

          (e) The Company, the Warrant Agent and all other persons may deem and treat the registered Warrant Holder as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and neither the Company, the Warrant Agent nor any other person shall be affected by any notice to the contrary.

          Section 5. Registration of Transfers and Exchanges. (a) The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender thereof (together with the form of assignment set forth on the reverse side of the Warrant Certificates duly filled in and signed, which signature shall be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the Warrant Agent at its office designated for such purpose accompanied (if so required by it or the Company) by a written instrument or instruments of transfer (which shall be in a form reasonably satisfactory to the Warrant Agent and the Company), duly executed by the registered Warrant Holder or Warrant Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or Warrant


                                    (PAGE 3)

Certificates (of like tenor and representing in the aggregate a like number of WRT Warrants) shall be issued to the transferee(s) and the surrendered Warrant Certificate or Warrant Certificates shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of by such Warrant Agent in a manner satisfactory to the Company.

          (b) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 4 hereof and of this Section 5, the new Warrant Certificates required pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Warrant Certificates.

          Section 6. Terms of Warrants; Exercise of Warrants. (a) Subject to the terms of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised commencing at 9:00 A.M., New York City time, on the date of this Warrant Agreement and until 5:00 P.M., New York City time, on July 10, 2002 (the "Expiration Time") to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Warrant Holder may at the time be entitled to receive (the "Exercise Quantity", as further defined in Section 11) on exercise of such WRT Warrants and payment of the Exercise Price (as defined in Section 11) then in effect for such Warrant Shares. Each WRT Warrant not exercised prior to the Expiration Time shall become null and void and all rights thereunder and all rights in respect thereof under this Warrant Agreement and the Warrant Certificates shall cease as of such time. If the Expiration Time shall not be a business day, then the Expiration Time shall be on the next succeeding business day.

          (b) A WRT Warrant may be exercised upon surrender to the Company at the office of the Warrant Agent designated for such purpose of the Warrant Certificate or Warrant Certificates evidencing the WRT Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Exchange Act, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such WRT Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Warrant Agent, as Warrant Agent for the Company.

          (c) Subject to the provisions of Section 7 hereof, upon such surrender of WRT Warrants, delivery of required documents and payment of the Exercise Price, the Company (or the surviving entity in the case of a Non-Surviving Combination as defined in subsection (l) of Section 12 hereof) shall issue and cause the Warrant Agent to deliver as described in subsection (d) hereof a certificate or certificates for the number of full Warrant Shares (or


                                    (PAGE 4)
other cash or property to which the Warrant Holder is entitled) issuable (or deliverable) upon the exercise of such WRT Warrants together with cash as provided in Section 13; provided, however, that after the first public announcement that any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (l) of
Section 12 hereof, or a tender offer or an exchange offer for shares of WRT Common Stock shall be made, upon such surrender of WRT Warrants, delivery of required documents and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three (3) business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such WRT Warrants in the manner described in this sentence together with cash as provided in Section 13. Such certificate or certificates (or such other cash or property) shall be deemed to have been issued (or delivered) and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares (or such other cash or property) as of the date of the surrender of such WRT Warrants, the delivery of required documents and payment of the Exercise Price.

          (d) As promptly as practicable after an exercise of WRT Warrants in accordance with this Section 6, and in any event within three (3) business days after such exercise, the Warrant Agent will (1) requisition from any transfer agent for the WRT Common Stock (the "Transfer Agent") (or make available, if the Warrant Agent is the Transfer Agent) certificates representing the number of Warrant Shares to be purchased (and the Company hereby irrevocably authorizes and directs the Warrant Agent to so requisition and its Transfer Agent to comply with all such requests), (2) after receipt of such certificates, cause the same to be delivered to or upon the order of the Warrant Holder exercising such WRT Warrants, registered in such name or names as may be designated by such Warrant Holder, (3) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional Warrant Shares or fractional interests in any other securities, as the case may be, in accordance with the provisions of Section 13 and (4) when appropriate, after receipt, deliver such cash to or upon the order of the Warrant Holder exercising such WRT Warrants.

          (e) Subject to the provisions of this Warrant Agreement and the Warrant Certificates, the WRT Warrants shall be exercisable, at the election of the Warrant Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing WRT Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Time, a new certificate evidencing the remaining WRT Warrant or WRT Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Warrant Certificates pursuant to the provisions of this Section and of Sections 3 and 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.





                                    (PAGE 5)

          (f) All Warrant Certificates surrendered upon exercise of WRT Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to WRT Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such WRT Warrants.

          (g) The Warrant Agent and the Transfer Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Warrant Holders during normal business hours at each of their offices. The Company shall supply the Warrant Agent and the Transfer Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent and/or the Transfer Agent may request and the Company will furnish to the Warrant Agent and the Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Warrant Holder pursuant to Section 14 hereof.

          (h) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (1) the number of WRT Warrants delivered to it in accordance with the terms and conditions of this Warrant Agreement and the Warrant Certificates, (2) the instructions of each Warrant Holder with respect to delivery of the Warrant Shares or other cash or property to which such Warrant Holder is entitled upon such delivery, (3) the delivery of Warrant Certificates evidencing the balance, if any, of the WRT Warrants remaining after such delivery and (4) such other information as the Company shall reasonably request.

          (i) Warrant Holders, as such, shall not be entitled (1) to receive any dividends in respect of such Warrant Holders' Warrant Shares, (2) to vote or to receive notice of any meeting of the Company's stockholders for the election of Directors or for any other matter whatsoever or (3) to otherwise exercise any rights of, or to receive any notices delivered to, holders of WRT Common Stock until such Warrant Holder surrenders its Warrant Certificate(s) to the Warrant Agent, pays the Exercise Price and delivers all other required documentation, all as set forth in this Warrant Agreement and the Warrant Certificates, and the Warrant Shares in respect of such WRT Warrants are issued to such Warrant Holder.

          Section 7. Payment of Expenses, Taxes and Governmental Charges. The Company will pay all expenses, documentary stamp taxes and other taxes and charges attributable to the initial issuance of Warrant Shares upon the exercise of WRT Warrants; provided, however, that the Company's obligations in this regard will in all events be conditioned upon the Warrant Holder cooperating with the Company and the Warrant Agent in any reasonable arrangement designed to minimize or eliminate any such taxes or expenses; and further, provided that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any WRT Warrants or Warrant Certificates, as the case may be,



                                    (PAGE 6)
including, without limitation, any transfer involved in the issuance of any Warrant Shares. If any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          Section 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of WRT Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and of an indemnity reasonably satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay (prior to the issuance of any Warrant Certificates in accordance with this Section 8) such other reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed in relation thereto and the fees and expenses of the Warrant Agent in connection therewith) as the Company or the Warrant Agent may prescribe.

          Section 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued WRT Common Stock or its authorized and issued WRT Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of WRT Warrants, the maximum number of shares of WRT Common Stock which may then be deliverable upon the exercise of all outstanding WRT Warrants.

          Section 10. Obtaining Stock Exchange Listings. (a) The Company will from time to time take all reasonable actions so that the WRT Warrants will be listed or quoted on the same principal securities exchanges, the NASD Automated Quotation System or other markets within the United States of America, if any, as shares of WRT Common Stock are listed or quoted.

          (b) The Company will take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise of WRT Warrants, at the time of delivery of the certificates for such Warrant Shares, will (subject to payment of the Exercise Price) be duly and validly authorized and issued, fully paid, nonassessable, free of preemptive rights and, subject to Section 7, free from all taxes, liens, charges and security interests with respect to the issue thereof and, if shares of WRT Common Stock are then listed on any national securities exchange (as defined in the Exchange Act) or qualified for quotation on the NASD Automated Quotation System, will be duly listed or qualified for quotation thereon, as the case may be.


                                    (PAGE 7)

          Section 11. Exercise Price and Exercise Quantity. Each new WRT Warrant will initially represent the right to purchase one (1) share of WRT Common Stock (the "Exercise Quantity") on the terms and subject to the conditions set forth herein. The purchase price payable per share of WRT Common Stock upon the exercise of each WRT Warrant will initially be Ten Dollars ($10.00) (the "Exercise Price"). The Exercise Quantity and the Exercise Price are subject to adjustment pursuant to the provisions of Section 12.

          Section 12. Adjustment of Exercise Quantity. The Exercise Quantity is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

          (a) Adjustment for Change in Capital Stock. (1) Subject to subsection (h), if the Company:

                     (i) pays a dividend or makes a distribution on WRT Common Stock in shares of WRT Common Stock;

                     (ii) subdivides its outstanding shares of WRT Common Stock into a greater number of shares;

                     (iii) combines its outstanding shares of WRT Common Stock into a smaller number of shares; or

                     (iv) issues by reclassification of WRT Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation, merger, or other business combination transaction in which the Company is the continuing or surviving corporation);

then the Exercise Quantity in effect immediately prior to such action shall be proportionately adjusted so that the Warrant Holder of any WRT Warrants thereafter exercised may receive (A) in the case of a dividend or distribution, the sum of (I) the number of Warrant Shares that, if such WRT Warrant had been exercised immediately prior to such adjustment, such Warrant Holder would have received upon such exercise and (II) the number and kind of additional shares of capital stock that such Warrant Holder would have been entitled to receive as a result of such dividend or distribution by virtue of its ownership of such Warrant Shares, (B) in the case of a subdivision or combination, the number of Warrant Shares that, if such WRT Warrant had been exercised immediately prior to such adjustment, such Warrant Holder would have received upon such exercise, adjusted to give effect to such subdivision or combination as if such Warrant Shares had been subject thereto, or (C) in the case of an issuance in a reclassification, the sum of (I) the number of Warrant Shares that, if such WRT Warrant had been exercised immediately prior to such adjustment, such Warrant Holder would have received upon such exercise, and retained after giving effect to such reclassification as if such Warrant Shares had been subject thereto and (II) the number and kind of additional shares of capital stock that such Warrant Holder would have been entitled to receive as a result of such reclassification as if such Warrant Shares had been subject thereto.

                                    (PAGE 8)

                 (2) An adjustment made pursuant to this subsection (a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and will become effective immediately after the effective date of such subdivision, combination, or reclassification in the case of a subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (3) If pursuant to any adjustment, a Warrant Holder, upon its exercise of WRT Warrants, will receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Quantity of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to WRT Common Stock in this Section.

          (b) Adjustment for Rights Issue. (1) Subject to subsection (h), if the Company distributes any rights, options or warrants to all holders of its WRT Common Stock entitling them to purchase shares of WRT Common Stock at a price per share less than the Current Market Price (as defined in subsection
(f)) per share as of the record date established for such distribution, the Exercise Quantity shall be adjusted to the number that results from multiplying the Exercise Quantity in effect immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of WRT Common Stock outstanding on such record date plus the number of additional shares of WRT Common Stock offered by such rights, options or warrants for subscription or purchase and the denominator of which will be the number of shares of WRT Common Stock outstanding on such record date plus the number of shares of WRT Common Stock which the aggregate subscription or purchase price of the total number of shares of WRT Common Stock so offered would purchase at the Current Market Price per share of WRT Common Stock on such record date.

                 (2) Such adjustment will be made whenever such rights, options, or warrants are issued and will become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. In case such subscription or purchase price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board of Directors of the Company, whose good faith determination will be conclusive. Except as provided in subsection (o), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of WRT Common Stock upon exercise of such rights, options or warrants.

          (c)    Adjustment for Other Distribution.  (1) Subject to subsection
(h), if the Company distributes to holders of its WRT Common Stock, as such,
(i) evidences of indebtedness or assets (excluding regular cash dividends or cash distributions payable out of consolidated retained earnings) of the Company or any corporation or other legal entity a majority of the voting


                                    (PAGE 9)
equity securities or equity interests of which are owned, directly or indirectly, by the Company (a "Subsidiary"), (ii) shares of capital stock of any Subsidiary, (iii) securities convertible into or exchangeable for capital stock (including WRT Common Stock or capital stock of any other class) of the Company or any Subsidiary (excluding those securities described in subsection
(b)) or (iv) any rights, options or warrants to purchase any of the foregoing (excluding those securities described in subsection (b)) then the Exercise Quantity will be adjusted to the number that results from multiplying the Exercise Quantity in effect immediately prior to such adjustment by a fraction, the numerator of which will be the Current Market Price per share of WRT Common Stock on the record date for such distribution, and the denominator of which will be such Current Market Price per share of WRT Common Stock less the fair value (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive) of the portion of the evidences of indebtedness, assets, securities, rights, options or warrants so distributed on account of one share of WRT Common Stock. Such adjustment will be made whenever any such distribution is made and will become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.


                 (2) Except as provided in subsection (o), no further adjustments of the number of Warrant Shares will be made upon the actual issuance of shares of WRT Common Stock upon conversion or exchange of such securities convertible or exchangeable for shares of WRT Common Stock or upon exercise of such rights, warrants or options for shares of WRT Common Stock. Adjustments made pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective on the effective date of any such distribution, retroactive to the record date for such event.

          (d)    Adjustment for Common Stock Issue.  (1) Subject to subsection
(h), if the Company issues shares of WRT Common Stock for a consideration per share less than the Current Market Price per share as of the date the Company fixes the offering price of such additional shares, the Exercise Quantity will be adjusted to the number that results from multiplying the Exercise Quantity immediately prior to such adjustment by a fraction, (not to be less than one), the numerator of which will be the number of shares of WRT Common Stock outstanding on such date plus the number of additional shares of WRT Common Stock so issued, and the denominator of which will be the number of shares of WRT Common Stock outstanding on such date plus the number of shares of WRT Common Stock which the aggregate purchase price received by the Company for such additional shares of WRT Common Stock would purchase at the Current Market Price per share of WRT Common Stock on such date. Adjustments pursuant to this subsection (d) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

                 (2)    This subsection (d) does not apply to:

                        (i)    any of the transactions described in subsections
          (a), (b), (c) or (e) of this Section 12;


                                   (PAGE 10)

                        (ii) the exercise of WRT Warrants, or the conversion or exchange of other securities convertible or exchangeable for WRT Common Stock; or

                        (iii) WRT Common Stock issued to stockholders of any person which merges with or into the Company, or with or into a subsidiary of the Company, in proportion to the stock holdings of such person immediately prior to such merger.

          (e) Adjustment for Convertible Securities Issue. (1) Subject to subsection (h), if the Company issues any securities ("Convertible Securities") convertible or exercisable into or exchangeable for WRT Common Stock (other than securities issued in transactions described in subsections (a), (b), (c) or (d) of this Section 12) for a consideration per share of WRT Common Stock initially deliverable upon conversion, exercise or exchange of such securities less than the Current Market Price per share as of the date of issuance of such securities, then the Exercise Quantity will be adjusted to the number that results from multiplying the Exercise Quantity immediately prior to such adjustment by a fraction, (not to be less than one), the numerator of which will be the number of shares of WRT Common Stock outstanding on such date plus the number of additional shares of WRT Common Stock issuable upon such conversion, exercise or exchange, and the denominator of which will be the number of shares of WRT Common Stock outstanding on such date plus the number of shares of WRT Common Stock which the aggregate conversion, exercise or exchange price receivable by the Company for such additional shares of WRT Common Stock would purchase at the Current Market Price per share of WRT Common Stock on such date. In case such conversion, exercise or exchange price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board of Directors of the Company. Except as provided in subsection (o), no further adjustment will be made upon the actual issue of shares of WRT Common Stock upon conversion, exercise or exchange of Convertible Securities into or exchangeable for shares of WRT Common Stock. Adjustments pursuant to this subsection (e) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

                 (2)    This subsection (e) does not apply to:

                        (i) Convertible Securities issued to stockholders of any person which merges with or into the Company, or with or into a subsidiary of the Company, in proportion to the stock holdings of such person immediately prior to such merger;

                        (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting; or

                        (iii) WRT Common Stock issuances to employees or directors of the Company under or pursuant to employee benefit or option plans approved by either the Board of Directors or stockholders of the Company.


                                   (PAGE 11)

          (f) Current Market Price. In subsections (b), (c), (d) and (e) of this Section 12 the "Current Market Price" per share of WRT Common Stock as of any date is the average of the Closing Prices (as defined below) of the WRT Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question. "Closing Price" shall equal (1) the last reported sales price of the WRT Common Stock on the principal national securities exchange on which such WRT Common Stock is listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (2) if such WRT Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASD Automated Quotation System or, if no such reported sale takes place on any such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (3) if such WRT Common Stock shall not be quoted on the NASD Automated Quotation System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market in which such WRT Common Stock is traded. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the Closing Price on the basis of such quotations or other facts as it considers appropriate.

          (g) Consideration Received; Occurrence of Transactions. (1) For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 12, the following shall apply:

                        (i) in the case of the issuance of shares of WRT Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                        (ii) in the case of the issuance of shares of WRT Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a report of the Company's Board of Directors which shall be filed with the Warrant Agent; and

                        (iii) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                                   (PAGE 12)

                 (2)    For the purpose of any adjustment made pursuant to this
Section 12, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (h) When De Minimis Adjustment May Be Deferred. (1) No adjustment in the Exercise Quantity need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Exercise Quantity. Any adjustments that are not made shall be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease of 1.0% or more in the number of Warrant Shares purchasable upon the hypothetical exercise of a WRT Warrant. All calculations with respect to the number of Warrant Shares will be made to the nearest one-hundredth (1/100th) of a share.

                 (2) No adjustment in the Exercise Quantity will be made under subsections (b), (c) or (e) of this Section 12 if the Company issues or distributes to each Warrant Holder the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets or other securities referred to in the applicable subsection that such Warrant Holder would have been entitled to receive had the WRT Warrants been exercised prior to the happening of such event on the record date with respect thereto (provided that, in any case in which such Warrant Holder would have been so entitled to receive a fractional interest in any such securities or assets, the Company may distribute to such Warrant Holder in lieu of such fractional interest cash in an amount equal to the fair value of such fractional interest as determined in good faith by the Board of Directors of the Company).

                 (3) No adjustment in the Exercise Quantity will be made on account of: (i) any issuance of shares of WRT Common Stock or of options, rights, or warrants to purchase, or securities convertible into or exchangeable for, shares of WRT Common Stock, pursuant to or in satisfaction of any obligation under the Plan, (ii) any issuance of shares of WRT Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, in either case issued pursuant to or in satisfaction of any obligation under the Plan outstanding as of the date hereof, (iii) any issuance of shares of WRT Common Stock, or of options, rights or warrants to purchase, or securities exchangeable for or convertible into, shares of WRT Common Stock, in accordance with any plan for the benefit of the employees or Directors of the Company or any of its Subsidiaries existing as of the date hereof or any other plan adopted by the Directors of the Company for the benefit of the employees or Directors of the Company or any of its Subsidiaries, (iv) any issuance of shares of WRT Common Stock in connection with a Company-sponsored plan for reinvestment of dividends or interest, (v) any issuance of WRT Subscription Common Stock (as defined in the WRT Subscription Rights Agreement described hereafter), or other common stock subscription rights, if any, pursuant to the WRT Subscription Rights Agreement or any similar successor or replacement common stock subscription rights agreement or (vi) any issuance of shares of WRT Common Stock or securities convertible into or exchangeable for shares of WRT Common Stock pursuant to an underwritten public offering for a price per share


                                   (PAGE 13)
of WRT Common Stock in the case of an issuance of shares of WRT Common Stock, or for a price per share of WRT Common Stock initially delivered upon conversion or exchange of such securities, that is equal to or greater than 95% of the Closing Price per share of WRT Common Stock on the date the offering, conversion or exchange price of such additional shares of WRT Common Stock is first fixed. No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of WRT Common Stock.

          (i) Whenever the Exercise Quantity is adjusted, as provided herein, the Exercise Price payable upon exercise of each WRT Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each WRT Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

          (j) Notice of Adjustment. Whenever the Exercise Quantity and Exercise Price are adjusted, the Company shall provide the notices required by
Section 14 hereof.

          (k)    Notice of Certain Transactions.  If:

                 (1) the Company takes any action that would require an adjustment in the Exercise Quantity pursuant to subsections (a), (b), (c), (d) or (e) of this Section 12; or

                 (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (l) of this Section 12; then, the Company shall mail to the Warrant Agent and shall cause the Warrant Agent to send to the Warrant Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 30 business days before such date.

          (l) Reorganization of the Company. (1) If the Company effects a Non-Surviving Combination (as defined below), upon consummation of such transaction the WRT Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Warrant Holder would have owned immediately after the consolidation, merger or other business combination if the Warrant Holder had exercised the WRT Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation, merger or other business combination if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be


                                   (PAGE 14)
practicable to the adjustments provided for in this Section. The successor company shall mail to Warrant Holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of WRT Warrants under the supplemental Warrant Agreement is an affiliate of the former, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                 (2) For purposes of this Warrant Agreement, "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more other persons in which any such other person is the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other persons (in one transaction or in two or more related transactions), and with respect to which cash and/or non-cash consideration is to be distributed to holders of WRT Common Stock; provided that if any such merger, consolidation, sale of assets or other business combination, in which the holders of WRT Common Stock receive cash or non-cash consideration in exchange for their WRT Common Stock, is structured so that the Company is the surviving entity, such transaction shall nevertheless be deemed a Non-Surviving Combination.

          (m) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (l) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of WRT Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

          (n) When Adjustment is not Required. If the Company shall take a record of the holders of WRT Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (o) Form of WRT Warrants and Warrant Certificates. Irrespective of any adjustments in the Exercise Quantity, other WRT Warrants and Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of Warrant Shares as are stated in the WRT Warrants initially issuable pursuant to this Warrant Agreement.

          (p) Readjustment of Exercise Quantity and Exercise Price. Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof have not been exercised, the Exercise Quantity and


                                   (PAGE 15)
the Exercise Price will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (1) the only shares of WRT Common Stock so issued were the shares of WRT Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (2) such shares of WRT Common Stock, if any, were issued or sold, or the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment will have the effect of decreasing the Exercise Quantity or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

          Section 13. Fractional Interests. Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares or fractional interests in any other securities on the exercise of WRT Warrants. If more than one WRT Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the WRT Warrants so presented. If any fraction of a Warrant Share or fractional interests in any other securities would, except for the provisions of this
Section 13, be issuable on the exercise of any WRT Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Closing Price (as defined in subsection (f) of Section 12 hereof) or, in the case of fractional interests in any other securities, the fair value of such interests, as determined by the Company's Board of Directors, on the day immediately preceding the date the WRT Warrant is presented for exercise, multiplied by such fraction or fractional interests, as the case may be.

          Section 14. Notices to Warrant Holders. (a) Upon the determination of the Exercise Quantity provided in Section 12, the Company shall promptly thereafter (1) cause to be filed with the Warrant Agent a certificate of the Company's Board of Directors setting forth the Exercise Quantity and Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculations were based and setting forth the number of Warrant Shares (or portion thereof) issuable upon exercise of a WRT Warrant and the Exercise Price thereof after such adjustments which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (2) cause to be given to each of the registered Warrant Holders at each Warrant Holders' address appearing on the Warrant Register written notice of such determinations by first class mail, postage prepaid. Upon any adjustment of the Exercise Quantity and Exercise Price pursuant to Section 12, the Company shall promptly thereafter (1) cause to be filed with the Warrant Agent a certificate of the Company's independent public accountants setting forth the Exercise Quantity and Exercise Price


                                   (PAGE 16)
after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Quantity, upon exercise of a WRT Warrant and payment of the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (2) cause to be given to each of the registered Warrant Holders at each Warrant Holders' address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

          (b)    In case:

                 (i) the Company shall authorize the issuance to all holders of shares of WRT Common Stock of rights, options or warrants to subscribe for or purchase shares of WRT Common Stock or of any other subscription rights or warrants; or

                 (ii) the Company shall authorize the distribution to all holders of shares of WRT Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of WRT Common Stock or distributions referred to in subsection (a) of Section 12 hereof); or

                 (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of WRT Common Stock issuable upon exercise of the WRT Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of WRT Common Stock; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (v) the Company proposes to take any action (other than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Quantity pursuant to Section 12;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Warrant Holders at each Warrant Holders' address appearing on the Warrant Register, at least 15 days prior to the applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (1) the date as of which the holders of record of shares of WRT Common Stock that will be entitled to receive any such rights, options, warrants or


                                   (PAGE 17)
distribution are to be determined, or (2) the initial expiration date set forth in any tender offer or exchange offer for shares of WRT Common Stock or (3) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of WRT Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

          Section 15. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17.
In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

          Section 16. Warrant Agent. The Warrant Agent hereby certifies that it complies with the requirements of the NASD National Market System governing transfer agents and registrars, and further undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Warrant Holders, by their acceptance thereof, shall be bound:

                 (1) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

                 (2) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company; provided, however, that the Warrant Agent will be liable pursuant to this Warrant Agreement for its own, its attorneys' or agents' negligence, bad faith or willful misconduct.


                                   (PAGE 18)

                 (3) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably and in good faith believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (4) The Warrant Agent need not investigate any fact or matter stated in any of the foregoing and need not verify the accuracy of the contents thereof or whether procedures specified by or pursuant to the provisions of this Warrant Agreement have been followed.

                 (5) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's or its attorneys' or agents' direct or indirect negligence, bad faith or willful misconduct.

                 (6) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the WRT Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered Warrant Holders, as their respective rights or interests may appear.

                 (7) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the WRT Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                 (8) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and


                                   (PAGE 19)
other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

                 (9) The Warrant Agent shall not at any time be under any duty or responsibility to any Warrant Holder to make or cause to be made any adjustment of the number of the Warrant Shares or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any WRT Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued, fully paid and nonassessable, and makes no representation with respect thereto.

                 (10) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          Section 17. Change of Warrant Agent. (a) The Warrant Agent may at any time resign as such agent by giving three (3) months' prior written notice to the Company, each Transfer Agent, if any, and to the Warrant Holders, unless the Company agrees to accept less notice of such intention, specifying the date on which its desired resignation shall become effective. The Warrant Agent or its successors, if any, may be removed at any time, with or without cause, upon thirty (30) calendar days' prior written notice by the Company mailed to the Warrant Agent or its successor, as the case may be, and to each Transfer Agent, if any, specifying such removal and the date when it shall become effective. Any resignation or removal shall not take effect until the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under this Warrant Agreement shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

                 (b) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of


                                   (PAGE 20)
rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent, and, upon acceptance by the latter of such appointment, the Warrant Agent so succeeded shall cease to be Warrant Agent hereunder.

                 (c) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

                 (d) If the Company shall fail to make any appointment as provided in this Section 17 within a period of 30 days, then any registered Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

          Section 18. Notices to the Company and Warrant Agent. (a) Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or any registered Warrant Holder to or on the Company shall be sufficiently given or made when and if deposited in the mail, first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        WRT Energy Corporation
                        3303 FM 1960 West
                        Houston, Texas  77068
                        Attention:  Mr. Gary C. Hanna

                        With Copies To:

                        Schulte Roth & Zabel LLP
                        900 Third Avenue
                        New York, New York  10022
                        Attention:  Jeffrey S. Sabin, Esq.

          (b) In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.



                                   (PAGE 21)

          (c) Any notice pursuant to this Warrant Agreement to be given by the Company or any registered Warrant Holder to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                        American Stock Transfer & Trust Company
                        40 Wall Street, 46th Floor
                        New York, New York 10005
                        Attention:  Investment Management and
                                    and Trust Services

          (d) Any notice pursuant to this Warrant Agreement to be given by the Company or the Warrant Agent to any Warrant Holder shall be sufficiently given when and if deposited in the mail, first-class or registered mail, postage prepaid, addressed to the Warrant Holder at the Warrant Holder's address as it appears on the Warrant Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, upon the written request of the Company, to mail any such notice to the Warrant Holders upon receipt thereof from the Company. Any notice which is mailed in the manner herein provided shall be presumed to have been duly given and received when mailed, whether or not the Warrant Holder receives the notice. Neither the failure to mail such notice nor any defect in any notice so mailed to any particular Warrant Holder shall affect the sufficiency of such notice with respect to any other Warrant Holder.

          Section 19. Supplements, Amendments and Modifications. The Company and the Warrant Agent may from time to time supplement, amend or modify this Warrant Agreement without the approval of or giving of any notice to any Warrant Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein and which shall not in any way adversely affect the interests of the Warrant Holders, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Warrant Holders. The Company and the Warrant Agent may from time to time supplement, amend or modify this Warrant Agreement, with the consent of Warrant Holders of at least 50% of the WRT Warrants then outstanding, for any other for purpose; provided, however, that the Company or the Warrant Agent, as the case may be, shall provide three (3) months' prior written notice, in accordance with the provisions of Section 18, of such intent to supplement, amend or modify this Warrant Agreement. Any such supplement, amendment or modification effected pursuant to and in accordance with the provisions of this Section 19 will be binding upon all Warrant Holders and upon each future Warrant Holder, the Company and the Warrant Agent. In the event of any such supplement, amendment or modification, the Company will give prompt notice thereof to all Warrant Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.


                                   (PAGE 22)

         Section 20. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company, the Warrant Agent or the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder; provided, however, that no provision of this Warrant Agreement shall be assignable or delegable by either the Company, the Warrant Agent or the Warrant Holders as the case may be, without the prior written consent of the Company, the Warrant Agent or the Warrant Holders, as the case may be, given upon their receipt of thirty (30) calendar days' notice of the person or entity intending such assignment or delegation, describing such intent. In the absence of such prior written consent, any purported assignment or delegation of any right or obligation hereunder will be null and void. For purposes of this Section 20, written consent of Warrant Holders of at least 50% of the WRT Warrants then outstanding, shall constitute the written consent of all of the Warrant Holders. Notwithstanding the provisions of this
Section 20, Warrant Holders and their respective successors and assigns need not obtain the written consent of the other Warrant Holders in order to effectuate a valid assignment or delegation as provided herein.

          Section 21. Termination. This Warrant Agreement shall terminate after the Expiration Time. Notwithstanding the foregoing, this Warrant Agreement will terminate on any earlier date if all WRT Warrants have been exercised. The provisions of Section 16 shall survive such termination.

          Section 22. Return of Unclaimed Cash or Property. Notwithstanding any provision of this Warrant Agreement, cash or other property (including, without limitation, Warrant Shares) deposited with or paid to the Warrant Agent for distribution or issuance to Warrant Holders, but remaining unclaimed by the Warrant Holders for two years after the date upon which such Warrant Holders became entitled to receive such cash or other property, as the case may be, shall be repaid to the Company by the Warrant Agent on demand, and when such repayment is made all liability of the Warrant Agent shall thereupon cease with respect to such cash or property; and any Warrant Holder shall thereafter look only to the Company for any payment or distribution which such Warrant Holder may be entitled to collect; provided, however, that the Warrant Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper acceptable to the Company, notice that such cash or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such cash or property then remaining will be repaid to the Company.

          Section 23. Governing Law. THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.



                                   (PAGE 23)

          Section 24. Benefits of this Warrant Agreement. This Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Warrant Holders. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Warrant Holders any legal or equitable right, remedy or claim under this Warrant Agreement. Section 25. Agreement of Warrant Holders. Every Warrant Holder by accepting a Warrant Certificate consents and agrees with the Company and the Warrant Agent and with every other Warrant Holder that:

                 (1) The Warrant Certificates are transferable only in accordance with the terms of this Warrant Agreement and only on the Warrant Register of the Warrant Agent if surrendered at the principal office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and otherwise in compliance with Section 2;

                 (2) Such Warrant Holder expressly waives any right to receive any fractional WRT Warrants and any fractional securities upon exercise or exchange of a WRT Warrant; and

                 (3) Notwithstanding anything in this WRT Agreement to the contrary, neither the Company nor the Warrant Agent will have any liability to any Warrant Holder or other person as a result of its inability to perform any of its obligations under this WRT Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 26. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 27. Certain Interpretive Matters. No provision of this Warrant Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          Section 28. Entire Agreement. This Warrant Agreement and the Plan, together with their Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein or therein.


                                   (PAGE 24)

          Section 29. Severability. In case any provision contained in this Warrant Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. The Company and the Warrant Agent will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 30. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 31. Determinations of the Company's Board of Directors. All determinations by the Company's Board of Directors provided for in this Warrant Agreement shall be conclusive, final and binding absent manifest error.





                                   (PAGE 25)

          Section 32. Glossary of Terms. The Following Capitalized terms are defined in the Sections referenced below:

          Capitalized Term                      Section
          "Closing Price"                       12(f)

          "Company"                             Recitals

          "Convertible Securities"              12(e)

          "Current Market Price"                12(f)

          "Exercise Price"                      11

          "Exercise Quantity"                   11

          "Expiration Time"                     6(a)

          "NASD"                                2

          "WRT Common Stock"                    Recitals

          "WRT Warrants"                        Recitals

          "Non-Surviving Combination"           12(k)(2)

          "Plan"                                Recitals

          "Subsidiary"                          12(c)

          "Transfer Agent"                      6(d)

          "Warrant Agent"                       Recitals

          "Warrant Agreement"                   Recitals

          "Warrant Amount"                      Recitals

          "Warrant Certificates"                2

          "Warrant Holder"                      4(a)

          "Warrant Register"                    4(a)

          "Warrant Shares"                      Recitals




                                   (PAGE 26)

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                                       WRT ENERGY CORPORATION


                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------

{SEAL}

Attest:
       --------------------

                                       AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY


                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------

{SEAL}

Attest:





                                   (PAGE 27)

                                                                       EXHIBIT A


                         {Form of Warrant Certificate}

                    WARRANTS TO ACQUIRE NEW WRT COMMON STOCK
              PAR VALUE $0.01 PER SHARE OF WRT ENERGY CORPORATION


EXERCISABLE ON OR AFTER JULY 11, 1997 THROUGH JULY 10, 2002

NO. ________


          This Warrant Certificate certifies that                         , or
registered assigns, is the registered holder of              WRT Warrants (the
"WRT Warrants") expiring at 5:00 P.M., New York City time, on July 10, 2002 or, if such date is not a business day, the next succeeding business day (the "Expiration Time") to purchase WRT Common Stock, par value $0.01 per share (the "WRT Common Stock"), of WRT Energy Corporation, a Delaware corporation (the "Company"). The WRT Common Stock issuable upon exercise of WRT Warrants is hereinafter referred to as the "Warrant Shares". Subject to the immediately succeeding paragraph, each WRT Warrant entitles the holder upon exercise to purchase from the Company on or before the Expiration Time one (1) fully paid and nonassessable share of WRT Common Stock per WRT Warrant (the "Exercise Quantity") at an initial exercise price equal to Ten Dollars ($10.00) payable per Warrant Share (the "Exercise Price"). Such purchase shall be payable in lawful money of the United States of America in cash or by certified or official bank check to the order of the Warrant Agent at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse side hereof. The Exercise Quantity and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Upon determination of the adjusted Exercise Quantity, the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, written notice of such determination by first-class mail, postage prepaid. Terms used herein but not otherwise defined shall have the meanings set forth in the Warrant Agreement.

          No WRT Warrant may be exercised before 9:00 A.M., New York City time, on July 11, 1997 or after the Expiration Time and to the extent not exercised by such time such WRT Warrants remaining shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                                   (PAGE A-1)

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its two of its officers thereunto authorized and has caused its corporate seal to be affixed hereunto or imprinted hereon.



Dated:                    , 1997       WRT ENERGY CORPORATION
       ------------------


                                       By:
                                          --------------------------
                                          Name:
                                          Title:


Countersigned:


-------------------------------------
as Warrant Agent


By:
   ----------------------------------
            Authorized Signature





                                   (PAGE A-2)

                         {Form of Warrant Certificate}
{Reverse}


          The WRT Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to [___________] WRT Warrants expiring at 5:00 P.M., New York City time, on July 10, 2002 or, if such date is not a business day, the next succeeding business day (the "Expiration Time"), entitling the holder on exercise to purchase shares of WRT Common Stock, par value $0.01 per share of the Company (the "WRT Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of July 10, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrant Holders (the words "Warrant Holders" or "Warrant Holder" meaning the registered holders or registered holder) of the WRT Warrants. A copy of the Warrant Agreement may be obtained by the Warrant Holder hereof upon written request to the Company.

          WRT Warrants may be exercised at any time on and after 9:00 A.M., New York City time, on July 11, 1997 and on or before the Expiration Time. The Warrant Holder of WRT Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check to the order of the Warrant Agent and the other required documentation. In the event that upon any exercise of WRT Warrants evidenced hereby the number of WRT Warrants exercised shall be less than the total number of WRT Warrants evidenced hereby, there shall be issued to the Warrant Holder hereof or his assignee a new Warrant Certificate evidencing the number of WRT Warrants not exercised. No adjustment shall be made for any dividends on any WRT Common Stock issuable upon exercise of this WRT Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Quantity and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of WRT Common Stock will be issued upon the exercise of any WRT Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Warrant Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of WRT Warrants.


                                   (PAGE A-3)

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of WRT Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.





                                   (PAGE A-4)

                          FORM OF ELECTION TO PURCHASE

                 (To Be Executed Upon Exercise of WRT Warrants)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______ shares of WRT Common Stock and herewith tenders payment for such shares to the order of
__________________________ in the amount of $                   in cash or by
certified or official bank check in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ___________________________, whose address is ______________________
and that such shares be delivered to ___________________________, whose address is ____________________________.

Please insert social security or other identifying number: ___________________

If said number of shares is less than all of the shares of WRT Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________________, whose address is _________________________, and that such Warrant Certificate be delivered to ______________________________, whose address is _____________________________.

Please insert social security or other identifying number: ___________________

Dated: _________ ___



                                          Signature: ________________________

                                          Note:  The above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant
                                          Certificate in every particular,
                                          without alteration or enlargement
                                          or any change whatever.


                                          Signature Guaranteed By:


                                          ____________________________________

                                          Note:  Signatures must be guaranteed
                                          by an eligible guarantor institution
                                          (a bank, stockbroker, savings and
                                          loan association or credit union
                                          with membership in an approved
                                          signature guarantee medallion
                                          program) pursuant to Rule 17A-d-15
                                          of the Exchange Act

                                   (PAGE A-5)

                               FORM OF ASSIGNMENT

              (To Be Executed Upon Assignment of the WRT Warrants)

          For value received _________________________________________________
hereby sells, assigns and transfers unto _____________________________________
the WRT Warrants represented by this Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint _____________________________________________________________________,
attorney, to transfer this Warrant Certificate on the books of the Company, with full power of substitution.

Dated:  _____________ ___


                                          Signature: _________________________

                                          Note:  The above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatever.


                                          Signature Guaranteed By:



                                         _____________________________________

                                         Note:  Signatures must be guaranteed
                                         by an eligible guarantor institution
                                         (a bank, stockbroker, savings and
                                         loan association or credit union with
                                         membership in an approved signature
                                         guarantee medallion program) pursuant
                                         to Rule 17A-d-15 of the Exchange Act





                                   (PAGE A-6)